Sub-Item 77Q1(b): Copies of Text of Proposal Relating to Sub-Item 77D

The changes with respect to the Goldman Sachs Growth and Income
Fund (the "Fund") described under Sub-Item 77D are described in the supplement to the Fund's Prospectus, Summary Prospectus and Statement of Additional Information, filed pursuant to Rule 497 under the Securities Act of 1933 with the Securities and Exchange Commission on April 28, 2017 (Accession No. 0001193125-17-148977), which is incorporated herein by reference.

The changes with respect to the Goldman Sachs Flexible Cap Growth
Fund (the "Fund") described under Sub-Item 77D are described in the supplement to the Fund's Prospectus, Summary Prospectus and Statement of Additional Information, filed pursuant to Rule 497 under the Securities Act of 1933 with the Securities and Exchange Commission on June 30, 2017 (Accession No. 0001193125-17-220230), which is incorporated herein by reference.